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               __________________________________________________

                            ASSET PURCHASE AGREEMENT
               __________________________________________________


                            DATED AS OF JUNE 17, 2004

                                     BETWEEN

                          CRESCENT COMMUNICATIONS, INC.

                                    AS SELLER

                                       AND

                          DFW INTERNET SERVICES, INC.,

               A WHOLLY-OWNED SUBSIDIARY OF MOBILEPRO CORPORATION

                                    AS BUYER


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
                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "AGREEMENT"), is made and entered into as of June 17, 2004 (the "EFFECTIVE DATE"), by and among Crescent Communications, Inc., a Nevada corporation ("SELLER") and DFW Internet Services, Inc., a Texas corporation (the "BUYER"), and wholly-owned subsidiary of Mobilepro Corp.

                                    RECITALS

     WHEREAS, Seller is engaged in the business of providing connectivity services including wireless, digital subscriber line and traditional communication technologies to business and residential customers (the "BUSINESS"); and

     WHEREAS, the Buyer desires to purchase from Seller, and Seller desires to sell and assign to Buyer certain assets related to the Business on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the facts recited above and the mutual agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     1.1       Certain  Defined Terms.  As used in this Agreement, the following
               ----------------------
terms  will  have  the  following  meanings:

     "ACCOUNTS  RECEIVABLE"  has  the  meaning  set  forth  in  Section  4.7.

     "AFFILIATE" means, with respect to any specified person, any other person that directly or indirectly controls, is controlled by, or is under common control with, such specified person (where, for purposes of this definition "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as an officer, director, trustee or executor, by contract or otherwise).

     "ANCILLARY AGREEMENT" has the meaning set forth in Section 4.2.

     "AR SCHEDULE" has the meaning set forth in Section 4.7.

     "ASSIGNED CONTRACT" has the meaning set forth in Section 2.2.

     "ASSUMPTION AGREEMENT" has the meaning set forth in Section 3.2.2.

     "ASSUMED LIABILITIES" has the meaning set forth in Section 2.2.1.

     "BALANCE SHEET" has the meaning set forth in Section 3.2.4.

     "BILL OF SALE" has the meaning set forth in Section 3.2.1.

     "BLUEGATE BUSINESS" means Seller's network and software applications specifically designed to provide secure internet connectivity, managed services, security and related technical support to aid healthcare providers in their efforts to use information technology and comply with HIPAA regulations, including but not limited to applications that provide secure e-mail and "chat" services, and the ability to control the access to patient information on the Internet.

     "BRIDGE NOTE AMOUNT" means the amount (including principal and accrued interest) payable as of the Effective Date, to Mobilepro Corp. under that certain Note issued by Crescent Communications to Mobilepro Corp.

     "BUSINESS" has the meaning set forth in the recitals, except that the Business shall not be deemed to include the Bluegate Business.

     "BUSINESS CONTRACT" means any Contract: (a) to which the Seller is a party; (b) by which the Seller or any of its assets is or may become bound or under which the Seller has, or may become subject to, any obligation; or (c) under which the Seller has or may acquire any right or interest.

     "BUSINESS RECORDS" means all of Seller's marketing and sales information, promotional materials, including customer pricing, marketing plans, business plans, financial and business projections, customer lists, customer relationship management and sales tracking software and data and all other files and records (or applicable portions thereof) pertaining to the Business.

     "CLOSING" AND "CLOSING DATE" has the respective meanings specified for such terms in 3.1.

     "CLOSING  DATE  BALANCE  SHEET"  has  the  meaning  set  forth  in  8.2.1.

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "CONFIDENTIAL  INFORMATION"  has  the  meaning  set  forth  in Section 6.2.

     "CONTRACT" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

     "CYRUS ONE" shall mean that certain co-location facility located at 4201 Southwest Freeway, Houston, TX 77027.

     "DOCUMENTATION" means, collectively, all programmers' notes or logs, source code annotations, user guides, manuals, instructions, software architecture designs, layouts, any know-how, and any other designs, plans, drawings, documentation or materials that are related in any manner to any Software or any Intellectual Property Rights, whether in tangible or intangible form pertaining to the Business.

     "DOMAIN  TRANSFER  AGREEMENTS"  has the meaning set forth in Section 3.2.3.

     "ENCUMBRANCE" means any pledge, lien, collateral assignment, security interest, mortgage, title retention, conditional sale or other security arrangement, or any charge, adverse claim of title, ownership or right to use, or any other encumbrance of any kind whatsoever.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations promulgated thereunder.

     "EXCLUDED ASSETS" means any asset or property of Seller not expressly included among the Purchased Assets. The Buyer is not purchasing any of the Excluded Assets.

     "EXCLUDED LIABILITIES" will mean any and all Liabilities of Seller (whether now existing or hereafter arising) other than the Assumed Liabilities. By way of example and not by way of limitation, the Excluded Liabilities that are not being assumed by the Buyer include, without limitation:

                         (a)  any and all Taxes now or hereafter due and payable
by Seller or any Affiliate of Seller (including without limitation any Taxes that Seller agrees to pay pursuant to Sections 7.1 and 7.2);

                         (b)  any  and  all  Taxes  attributable  to  any of the
Purchased Assets that arose during any time period or portion thereof ending prior to the Closing;

                         (c)  any  and  all  Taxes  attributable  to  the Seller
whenever  such  Taxes  arose;

                         (d)  any  and all trade payables incurred or accrued by
the  Seller  at  any  time  prior  to  the  Closing;

                         (e)  any  and  all  Liabilities  with  respect  to  any
environmental damage, or for any disposal, discharge or other use or treatment of any hazardous or toxic substance, under any and all laws and regulations relating to the environment or the regulation of any hazardous or toxic substances of any type;

                         (f)  any  and all Liabilities to the Seller's employees
or contractors related to or arising from or with respect to any act or omission of Seller or arising from or with respect to any event, including without limitation any Liabilities to any of the Seller's employees for the payment of any and all wages and commissions or accrued and unused vacation time or for the reimbursement of any expenses incurred by Seller's employees and any Liabilities to any of the Seller's contractors for any amounts due to them in connection with services provided to Seller that arose prior to the Closing;

                         (g)  any  and  all  Liabilities  arising  from  the
termination by Seller of the employment of any current or future employees of Seller or any of its Affiliates, any other claims brought against Seller arising from Seller's employment of any person, or arising from any duties or obligations under any existing or future employee benefit plans of Seller or any of its Affiliates;

                         (h)  any  and  all  present  or  future  obligations or
Liabilities of Seller or any of its Affiliates to existing or future employees of Seller or any of its Affiliates under ERISA, COBRA, WARN or any severance pay obligations of Seller or any of its Affiliates;

                         (i)  any and all Liabilities arising from any breach or
default by Seller of any contract, agreement or commitment of Seller (including but not limited to any breach or default of any of the Assigned Contracts);

                         (j)  any  and  all Liabilities now or hereafter arising
from or with respect to, the sale or license of any products or services of, by or for Seller;

                         (k)  any and all Liabilities relating to or arising out
of  any  of  the  Excluded  Assets;  and

                         (l)  any and all inter-company payables incurred by, or
owed  to,  the  Business  accrued  or  arising  prior  to  the  Closing.

     "HIPAA" means the Health Insurance Portability and Accountability Act of 1996.

     "INDEMNIFIED PARTY AND INDEMNIFYING PARTY" has the meaning set forth in 10.3.

     "INTELLECTUAL PROPERTY RIGHTS" means, collectively, all of the following intangible worldwide legal rights of the Seller pertaining to the Business, whether or not filed, perfected, registered or recorded: (i) patents, patent applications, and patent rights, including any and all continuations, continuations-in-part, divisions, reissues, reexaminations or extensions thereof, whether now existing or hereafter filed, issued or acquired; (ii) rights associated with works of authorship (including audiovisual works), including copyrights, copyright applications, and copyright registrations, moral rights, mask work rights, mask work applications and mask work registrations;
(iii) rights relating to the protection of trade secrets and confidential information; (iv) design rights and industrial property rights; (v) any rights analogous to those set forth in the preceding clauses and any other proprietary rights relating to intangible property including trademarks, service marks, trademark and service mark registrations and applications therefor, trade names, rights in trade dress and packaging and all goodwill associated with the same;
(vi) rights in customer and prospect lists, trade secrets, know-how, designs, plans and specifications; and (vii) all rights to sue for any past, present or future infringement of any of the foregoing rights and the right to all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing rights, including without limitation damages for past, present or future infringement thereof. The term "Intellectual Property Rights" does not refer to tangibles or tangible embodiments of Intellectual Property Rights.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, and the rulings and regulations promulgated thereunder.

     "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, including, without limitation, those arising under any law, action or governmental order and those arising under any contract, agreement, arrangement, commitment or undertaking.

     "LOSS"  has  the  meaning  set  forth  in  Section  10.1.

     "MAINTENANCE AND SUPPORT CONTRACTS" means the contracts pursuant to which, prior to the Closing Date, Seller has obligations to provide maintenance and support to its customers.

     "MARK  ASSIGNMENT"  has  the  meaning  set  forth  in  Section  3.2.3.

     "MATERIAL ADVERSE EFFECT" means, as to Seller, as to the Business or as to the Purchased Assets, a material adverse effect on the operations, assets, liabilities, prospects, condition (financial or otherwise), results of operations, cash flow or the transactions contemplated by this Agreement.

     "PERSON" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

     "PURCHASED ASSETS" means all of the Seller's assets, including without limitation all right, title and interest of Seller in and to the assets used in connection with the Business by Seller, but excluding the Excluded Assets. Without limiting the generality of the foregoing, the Purchased Assets shall include all of Seller's right, title and interest in and to the following:

     (a)  Documentation,  if  any;

     (b) the Intellectual Property Rights used in the conduct of the Business by Seller and listed in Section 1.1(b) of the Seller Disclosure Schedule;

     (c)  the  Accounts  Receivable  listed  in  the  AR  Schedule;

     (d)  inventory  listed in Section 1.1(d) of the Seller Disclosure Schedule;

     (e) instruments, equipment, machinery, furniture, fixtures and fittings, tools and other similar items of tangible personal property used in the conduct of the Business by Seller located at Cyrus One, except those listed in Section 1.1(e) of the Seller Disclosure Schedule;

     (f) instruments, equipment, machinery, furniture, fixtures and fittings, tools and other similar items of tangible personal property used in the conduct of the Business by Seller located at 701 N. Post Oak Road, Suite 630, Houston, TX 77024 and listed on Section 1.1(f) of the Seller Disclosure Schedule;

     (g) any and all copies in a tangible medium and other tangible embodiments of (i) the Software (whether in source code or object code form); (ii) the Documentation; and (iii) the Intellectual Property Rights;

     (h)  the  Assigned  Contracts;

     (i)  the  Business  Records.

     (j) a copy of the books and records used in the conduct of the Business, including without limitation, copies of all credit records, billing records, payroll records, computer records, computer programs, contracts, agreements, operating manuals, schedules of assets, correspondence, books of account, customer lists, files, papers, books and all other public and confidential business records, whether such records are in hard copy form or are electronically or magnetically stored;

     (k) real property, if any, owned in fee and leasehold estates and the related and sublease agreements, whether as owner, lessee or sublessee, in each case which property is used in the conduct of the Business by Seller, together with all other buildings, fixtures and improvements thereon, and all rights, privileges, permits and easements appurtenant thereto, except for that certain leasehold at 701 N. Post Oak Road, Suite 630, a portion of which is being sublet, pursuant to that certain sublease (referenced in Section 3.2.14);

     (l) agreements in favor of Seller that pertain to any network relationships the Seller may have which are necessary for the conduct of the Business, if any;

     (m) licenses in favor of Seller that are used in or necessary for the conduct of the Business, if any; and

     (n) warranties which Seller has received from third parties with respect to the Purchased Assets, including, but not limited to, such warranties as are set forth in any lease agreement, equipment purchase agreement or consulting agreement, all claims, choses in action, rights of recovery, rights of set-off, rights to refunds, and similar rights, and the like made by Seller on its behalf in the conduct of the Business;

     "PURCHASE  PRICE"  has  the  meaning  set  forth  in  Section  2.3.

     "PURCHASE  INDEMNITIES"  has  the  meaning  set  forth  in  Section  10.1.

     "REQUIRED CONSENTS" means the authorization, consents, approvals, orders or filings with or notice to any court, governmental agency, instrumentality or authority, or another entity or person, necessary for the execution and delivery of this Agreement and the Ancillary Agreements by Seller or the consummation by Seller of the transactions contemplated hereby or thereby as listed on Section
4.5  of  the  Disclosure  Schedule.

     "SELLER'S CONFIDENTIAL INFORMATION" has the meaning set forth in Section 10.3.

     "SELLER'S  INDEMNITEES"  has  the  meaning  set  forth  in  Section  10.1.

     "SOFTWARE" means, collectively, all of the software (including all software programs, objects, modules, routines, algorithm and code, in both source code and object code form) that are more fully described in Exhibit A attached
                                                              ---------
hereto, and includes, without limitation, (i) any other software owned by Seller that is used by Seller in connection with the development or utilization of the software described in Exhibit A; and (ii) all derivative works of any of the
                         ----------
software  described  in  Exhibit  A.
                         ----------

     "TAX" or "TAXES" means all foreign, federal, state and local taxes of any kind whatsoever (whether payable directly or by withholding), including but not limited to sales, use, excise, franchise, ad valorem, property, inventory, value added and payroll taxes, together with any interest and penalties, additions to tax or additional amounts with respect thereto, imposed by any taxing authority.

     "THIRD-PARTY CLAIM" has the meaning set forth in Section 10.3.

     "TRANSACTION TAXES" has the meaning set forth in Section 7.1.

     "WARN" means the Federal Worker Adjustment and Retraining Act.

                                    ARTICLE 2

                PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES

     2.1       AGREEMENT  TO  SELL  AND  PURCHASE.  Subject  to  the  terms  and
               ----------------------------------
conditions of this Agreement and in reliance on the representations, warranties and covenants set forth in this Agreement, at the Closing the Buyer shall purchase, and the Seller will sell, assign, transfer, convey and deliver to the Buyer, the Purchased Assets, free and clear of all Encumbrances.

     2.2       ASSUMPTION  AND  EXCLUSION  OF  LIABILITIES.
               -------------------------------------------

               2.2.1     Assumed  Liabilities.  Subject  to  the  terms  and
                         --------------------
conditions of this Agreement, at the Closing the Buyer shall assume and pay, perform and discharge when due those, and only those, obligations and liabilities of Seller (i) under the Business Contracts listed on Exhibit B
                                                                       ---------
attached hereto (collectively referred to herein as the "ASSIGNED CONTRACTS"), but only to the extent that such obligations and liabilities first accrued or arose after the Closing Date for reasons other than any breach, violation or default by Seller of the terms of the Assigned Contracts, (ii) with respect only to those Maintenance and Support Contracts that are part of the Assigned Contracts, obligations to provide maintenance and support under such Contracts regardless of whether such obligations first accrued or arose before or after the Closing Date, and (iii) those miscellaneous and sundry liabilities specifically listed on Section 2.2.1 of the Seller Disclosure Schedule (the obligations and liabilities under (i), (ii) and (iii) collectively referred to herein as the "ASSUMED LIABILITIES").

               2.2.2     Excluded  Liabilities.  As a material consideration and
                         ---------------------
inducement to the Buyer to enter into this Agreement, Seller will retain, and will be solely responsible for paying, performing and discharging when due, and the Buyer will not assume or otherwise have any responsibility or liability for any Excluded Liabilities.

     2.3       PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE.  The purchase price
               --------------------------------------------
(the "PURCHASE PRICE") in the aggregate for all the Purchased Assets shall consist of the following:

               2.3.1 Nine Hundred Thousand ($900,000) in cash (the "CASH AMOUNT") less the Bridge Note Amount;

               2.3.2 a promissory note issued by Buyer with a principal amount equal to Two Hundred Fifty Thousand ($250,000) (the "NOTE"), in the form attached hereto as Exhibit C; and
                      ----------

               2.3.3 an amount equal to 70% of that portion of the Accounts Receivable that have been earned by Seller as of the Effective Date through the rendering of services in connection with the underlying receivable. An additional 15% of the Accounts Receivable that have been earned by Seller as of the Effective Date through the rendering of services in connection with the underlying receivable shall be paid to the Seller within 30 days of such time as Buyer receives payment for such receivables (such payment by Buyer to Seller referred to herein as the "ADDITIONAL PAYMENT").

     2.4       TAX  ALLOCATION.  The  parties  hereto  agree that the sum of the
               ---------------
Purchase Price shall be allocated among the Purchased Assets and Seller's covenants not to compete in accordance with the fair market value of each which shall be determined in good faith by the purchaser within sixty (60) days after the Closing; and the parties hereto shall each act in a manner consistent with such determination in (i) filing Internal Revenue Form 8594, captioned "Asset Acquisition Statement under Section 1060"; (ii) paying sales and other transfer Taxes in connection with the purchase and sale of the Purchased Assets pursuant to this Agreement, except as required by a final determination of the relevant tax authorities; and (iii) for all other purposes.

                                    ARTICLE 3

                                     CLOSING

     3.1       TIME  AND  PLACE.  The  Closing  under  this Agreement shall take
               ----------------
place at the offices of Schiff Hardin LLP, Suite 600, 1101 Connecticut Avenue, N.W., Washington DC 20036 at 10:00 a.m., local time, on the Effective Date, after the satisfaction or waiver of the conditions to Closing set forth in
Section 8.1 and 8.2 (or by such other means, including a remote Closing wherein the relevant documents are delivered by means of facsimile, mail or courier) as Seller and the Buyer may mutually agree.

     For purposes of this Agreement, the date of the execution of this Agreement shall be known as the "CLOSING DATE" and the actions taken on such date and at such time the "CLOSING."

     3.2       DELIVERIES  BY SELLER TO THE BUYER.  At the Closing, Seller shall
               ----------------------------------
deliver  to  the  Buyer:

               3.2.1     the Bill of Sale in substantially the form of Exhibit D
                                                                       ---------
attached hereto (the "BILL OF SALE"), dated the Closing Date and duly executed by an authorized officer of Seller, transferring certain Purchased Assets to the Buyer;

               3.2.2 the Assumption Agreement in substantially the form of Exhibit E attached hereto (the "ASSUMPTION AGREEMENT") dated the Closing Date
----------
and duly executed by an authorized officer of Seller transferring the Purchased Assets to the Buyer;

               3.2.3     assignments  in  substantially the form of Exhibit F of
                                                                    ---------
all of Seller's Intellectual Property Rights (together with goodwill pertaining thereto) included in the Purchased Assets, dated the Closing Date and duly executed by an authorized officer of Seller, including but not limited to domain name transfer agreements for each of the domain names included in the Purchased Assets in substantially the form of Exhibit F-1 attached hereto (the "DOMAIN
                                        -----------
TRANSFER AGREEMENTS") duly executed on behalf of Seller by authorized officer of Seller;

               3.2.4 a Balance Sheet, dated as of March 31, 2004 (the "BALANCE SHEET");

               3.2.5 a certificate, dated the Closing Date and executed on behalf of Seller by a duly authorized officer of Seller certifying that (i) each of the representations and warranties of Seller contained in this Agreement is true and correct, (ii) all covenants and agreements of the Seller to be performed by it on or prior to the Closing under this Agreement have been performed, (iii) there will have not been any natural material adverse change in the Purchased Assets or the Business whether or not resulting from a breach in any representation, warranty or covenant in this Agreement and (iv) that the Balance Sheet was prepared in conformity with GAAP, that the Balance Sheet fairly presents the financial position of the Business as of the date thereof, and that there are no Liabilities which are required to be disclosed by GAAP other than those included therein;

               3.2.6 an opinion, dated the Closing Date, of counsel to Seller, in substantially the form of Exhibit G;
                                           ----------

               3.2.7     a  copy  of  all  Business  Records;

               3.2.8 a certificate of Seller's Secretary (i) attaching copies of resolutions of the Board of Directors of Seller authorizing and approving the execution and delivery of the Agreement and Ancillary Agreements by Seller and the consummation by the Seller of the transactions contemplated hereby and thereby, (ii) certifying that the officers of such Seller executing this Agreement and the Ancillary Agreements have been duly elected and have the appropriate authority on behalf of Seller to enter into this Agreement and the Ancillary Agreements;

               3.2.9 the Required Consents indicated on Section 4.5 of the Seller Disclosure Schedule as having been received as of the Closing Date;

               3.2.10 all documentation, if any, necessary or appropriate to convey all transferable rights under all Permits issued to Seller by any governmental agency or authority;

               3.2.11 releases from any Third Party having an Encumbrance on any Purchased Assets or such other evidence of termination of such Encumbrance as is reasonably acceptable to the Buyer;

               3.2.12 the Non-Competition Agreement in substantially the form of Exhibit H attached hereto (the "NON-COMPETITION AGREEMENT") duly executed by
    ---------
the  individuals  on  Section  3.2.12  of  the  Seller  Disclosure  Schedule;

               3.2.13 offer letters or consulting agreements in substantially the form of Exhibit I attached hereto dated on or before the Closing Date (to
               ---------
become effective on the Closing Date), between the Buyer and those employees listed on Section 3.2.13 of the Seller Disclosure Schedule;

               3.2.14 a sublease agreement in substantially the form of Exhibit J attached hereto dated the Closing Date, between Seller and the Buyer;
----------

               3.2.15 a certificate executed by a duly authorized officer of Seller certifying that all payroll Taxes related to the Purchased Assets and the Business due and payable on or before the Closing Date, and all other Taxes related to the Purchased Assets and the Business due and payable on or before the Closing Date, have been paid;

               3.2.16 such other documents and instruments as are reasonably required to be delivered to the Buyer by Seller in order to effect the transactions contemplated by this Agreement; and

     3.3       DELIVERIES  BY  THE  BUYER  TO SELLER.  At the Closing, the Buyer
               -------------------------------------
shall  deliver  to  Seller  the  following:

               3.3.1     the  Purchase Price, payable in accordance with Section
2.3;

               3.3.2     the  Note,  executed  in  accordance  with Section 2.3;

               3.3.3 counterpart of the Assumption Agreement in substantially the form of Exhibit E, dated the Closing Date and duly executed by
                          ---------
an authorized officer of the Buyer assuming obligations of Seller under the Assumed Contracts arising after the Closing Date;

               3.3.4 a certificate, dated the Closing Date and executed by a duly authorized officer of the Buyer, certifying (i) that the representations and warranties of the Buyer contained herein are true and correct; and (ii) that all of the covenants and agreements to be performed by the Buyer on or prior to the Closing under this Agreement have been performed;

               3.3.5 a certificate of the Buyer's Secretary attaching copies of resolutions of the Board of Directors of the Buyer authorizing and approving the execution and delivery of this Agreement and the Ancillary Agreements by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby; and

               3.3.6 such other documents and instruments as are reasonably required to be delivered to Seller by the Buyer in order to effect the transactions contemplated by this Agreement in accordance with the terms and conditions hereof.

               3.3.7     sublease agreement in substantially the form of Exhibit
                                                                         -------
J  attached  hereto  dated  the  Closing  Date,  between  Seller  and the Buyer;
-

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to the Buyer that, except as may be expressly otherwise set forth in Seller's Disclosure Schedule delivered by Seller to the Buyer simultaneously with the execution of this Agreement, each of the representations, warranties and statements contained in the following sections of this ARTICLE 4 is true and correct as of the date hereof and will be true and correct on and as of the Closing Date.

     4.1       CORPORATE  EXISTENCE AND AUTHORITY.  Seller is a corporation duly
               ----------------------------------
incorporated, validly existing and in good standing under the laws of the State of Nevada. Seller has all corporate power and authority required to carry on its business as now conducted, to own or use the properties and assets that it purports to own or use, and to perform all obligations under the Business Contracts. Seller is duly qualified to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, lease or operated by it or the nature of its activities make such qualification necessary, except where such failure would not individually or in the aggregate have a Material Adverse Effect.

     4.2       CORPORATE  AUTHORIZATION.  Seller  has  all  requisite  corporate
               ------------------------
power and authority to enter into, execute, deliver and perform its obligations under this Agreement, the Bill of Sale and the Assumption Agreement (the Bill of Sale and the Assumption Agreement, together with all other assignments and documents that Seller is to execute and deliver pursuant to this Agreement being hereinafter collectively referred to as the "ANCILLARY AGREEMENTS") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and each of the Seller Ancillary Agreements, and the sale of the Purchased Assets to the Buyer, have been duly and validly approved and authorized by Seller's Board of Directors.

     4.3       GOVERNMENTAL AUTHORIZATION.  No authorization, decree or order of
               --------------------------
any court, bankruptcy court, bankruptcy trustee, creditors' committee, receiver, governmental authority or any other person is required in order to authorize or enable Seller to: (i) enter into this Agreement and the Ancillary Agreements;
(ii) sell, assign, convey and transfer all the Purchased Assets to the Buyer as contemplated by this Agreement; or (iii) to carry out and perform Seller's obligations under this Agreement and the Ancillary Agreements. This Agreement has been, and at the Closing the Ancillary Agreements will be, duly and validly executed and delivered by Seller, and (assuming due authorization, execution and delivery by the Buyer) this Agreement constitutes and, upon the execution of each of the Ancillary Agreements by the parties thereto, the Ancillary Agreements will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

     4.4       NO  CONFLICT.  The  execution,  delivery  and performance of this
               ------------
Agreement and the Ancillary Agreements by Seller, do not and will not: (i) conflict with or violate the Articles of Incorporation or Bylaws of Seller; (ii) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Purchased Assets;
(iii) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, rescission, amendment, acceleration or cancellation of, any of the Assigned Agreements or any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to any of the Purchased Assets to which Seller is a party or is bound or by which any of the Purchased Assets are bound or affected; or (iv) result in the creation of any Encumbrance on any of the Purchased
Assets. Seller has delivered or made available to the Buyer and the Buyer's legal counsel copies of its Articles of Incorporation and Bylaws, each as currently in effect. Seller is not in violation of its Articles of Incorporation or Bylaws, each as currently in effect, except where such violation would not have an adverse effect on the Buyer, the Purchased Assets or the consummation of the transactions contemplated hereby.

     4.5       CONSENTS  AND  APPROVALS.  Except  as set forth on Section 4.5 of
               ------------------------
Seller's Disclosure Schedule, the execution and delivery of this Agreement and the Ancillary Agreements by Seller do not, and the performance of this Agreement and the Ancillary Agreements by Seller (including Seller's assignment of any Assigned Contracts to the Buyer) will not, require any consent, approval, authorization or other action by, or filing with or notification to, any third party, including but not limited to any governmental or regulatory authority.

     4.6       TITLE  TO AND CONDITION OF PURCHASED ASSETS.  Seller owns all the
               -------------------------------------------
Purchased Assets and Seller has good and marketable title in and to all the Purchased Assets, free and clear of all Encumbrances whatsoever. None of the Purchased Assets is licensed from any third party and none of the Purchased Assets is licensed to any third party. All of the tangible personal property included in the Purchased Assets is conveyed in an "as is" condition. Title to all the Purchased Assets is freely transferable from Seller to the Buyer free and clear of all Encumbrances without obtaining the consent or approval of any person or party.

     4.7       ACCOUNTS  RECEIVABLE.  The  Accounts  Receivable constitute valid
               --------------------
receivables that arose from bona fide transactions in the ordinary course of business, consistent with past practices. A schedule of the Accounts Receivable as of the Effective Date are set forth in Section 4.7 of the Seller's Disclosure Schedule (the "AR SCHEDULE"). Other than ordinary course adjustments not material in the aggregate and matters listed in the AR Schedule, (i) no counterclaims or offsetting claims with respect to presently outstanding Accounts Receivable are pending or, to the knowledge of Seller, threatened and
(ii) subject to such amounts as are reserved for bad debts on the Closing Date Balance Sheet, such Accounts Receivable are fully collectible in their stated amount and each has been or is collectible on or before the one hundred eightieth (180th) day following the date such Accounts Receivable was created. Except as provided in AR Schedule, no part of the Accounts Receivable is contingent upon performance by Seller or any other party of any obligation, and no agreements for deductions or discounts have been made with respect to any part of such Accounts Receivable.

     4.8       FULL FORCE AND EFFECT.  Each Assigned Contract, permit, franchise
               ---------------------
or other instrument assigned to or assumed by the Buyer pursuant to this Agreement or any of the Ancillary Agreements is in full force and is not subject to any breach or default thereunder by any party thereto.

     4.9       LITIGATION.  There  is  no  claim, action, suit, investigation or
               ----------
proceeding of any nature pending or, to the best of Seller's knowledge, threatened, at law or in equity, by way of arbitration or before any court, governmental department, commission, board or agency that: (i) may adversely affect, contest or challenge Seller's authority, right or ability to sell or convey any of the Purchased Assets to the Buyer hereunder or otherwise perform Seller's obligations under this Agreement or any of the Ancillary Agreements;
(ii) challenges or contests Seller's right, title or ownership of any of the Purchased Assets; (iii) asserts that any Purchased Asset, or any action taken by any employee or agent of the Seller with respect to any Purchased Asset, infringes any Intellectual Property Rights of any third party or constitutes a misappropriation or misuse of any Intellectual Property Rights, trade secrets or proprietary rights of any party; (iv) seeks to enjoin, prevent or hinder the consummation of any of the transactions contemplated by this Agreement or the Ancillary Agreements; (v) would impair or have an adverse affect on the Buyer's right or ability to use or exploit any of the Purchased Assets or impair or have an adverse effect on the value of any Purchased Asset; or (vi) involves a wrongful termination, harassment or other employment-related claim by any employee, potential employee or contractor of Seller. There are no judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator pending or binding against Seller which affect the Purchased Assets.

     4.10      TAX  MATTERS.
               ------------

               4.10.1 Except as set forth in Section 4.10 of Seller's Disclosure Schedule, each Tax required to have been paid, or claimed by any person to be payable, by the Seller has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by the Seller has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate person.

               4.10.2 Section 4.10 of the Seller's Disclosure Schedule accurately identifies each examination or audit of any tax return of the Seller that has been conducted since January 1, 2003. The Seller has made available to the Buyer in the course of Buyer's due diligence, accurate and complete copies of all audit reports and similar documents (to which the Seller has access) relating to such tax returns.

               4.10.3     Except  as  set  forth in Section 4.10 of the Seller's
Disclosure Schedule, no claim or other proceeding is pending or has been threatened against or with respect to the Seller in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Seller. The Seller has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Internal Revenue Code.

               4.10.4 The Seller has delivered to (or made available for inspection by) the Buyer accurate and complete copies of all tax returns that have been filed on behalf of or with respect to the Seller. The information contained in such tax returns is accurate and complete in all respects.

     4.11      EMPLOYEES  AND  EMPLOYMENT  TAXES.  Seller  is  not a party to or
               ---------------------------------
bound by any union contract and has not experienced any strike, grievance or any arbitration proceeding, claim of unfair labor practices filed or, to the best of Seller's knowledge, threatened to be filed or any other material labor difficulty. To the best of Seller's knowledge, no organizational effort is being or has been made or threatened by or on behalf of any labor union with respect to any employees. Seller has withheld all federal and state income Taxes, FICA, FUTA and other Taxes required to be withheld and paid such withheld amounts to the appropriate governmental body within the time period prescribed by law.

     4.12      COMPLIANCE  WITH  LAWS.  Seller  has  complied  with  and has not
               ----------------------
received any notices of violation with respect to, any federal, state or local statute, law or regulation (including but not limited to environmental laws), domestic or foreign, applicable to the Business, Seller's conduct of the Business or any of the Purchased Assets, including without limitation (i) all applicable Tax laws and regulations with respect to consultants, (ii) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (iii) the Immigration Reform and Control Act.

     4.13      INTELLECTUAL  PROPERTY.
               ----------------------

               4.13.1 The Purchased Assets include all Intellectual Property Rights necessary to enable the Buyer to conduct the Business in the manner in which such business was conducted on December 31, 2003, without the need for any additional licenses from any person.

               4.13.2 The Purchased Assets and the distribution, sale and license of such Purchased Assets, including but not limited to the Software, the Documentation and, the Intellectual Property Rights do not infringe upon any Intellectual Property Rights of any third party and no third party has asserted or threatened to assert against Seller any claim of infringement of Intellectual Property Rights.

               4.13.3 Seller owns, possesses, has the exclusive right to make, use, sell, license, has the right to bring actions for the infringement of, and where necessary, has made timely and proper applications for, the Intellectual Property Rights used in the Business that are included in the Purchased Assets.

               4.13.4 Seller has not granted any third party any outstanding licenses or other rights to any of the Purchased Assets.

               4.13.5 None of the Purchased Assets is held or used pursuant to a license or similar grant of rights by any third party.

               4.13.6 Neither Seller nor any of its Affiliates is liable for, nor has made any contract or arrangement whereby it may become liable to, any person for any royalty, fee or other compensation for the ownership, use, license, sale, distribution, manufacture, reproduction or disposition of any Purchased Asset.

               4.13.7 All employees and consultants of Seller and any other third parties who have been involved in the product development of Seller's Business or Software or who were otherwise involved in the creation and/or development of any Software, the Documentation and/or the Intellectual Property Rights have executed invention assignment agreements in the form delivered to the Buyer's counsel and all employees and consultants of Seller who have access to confidential information or trade secrets of the Business and/or which relate to Purchased Assets have executed appropriate nondisclosure agreements in the form delivered to the Buyer's counsel.

               4.13.8 Seller has taken reasonable steps, consistent with industry standards, to protect the secrecy and confidentiality of all Software, Documentation and Intellectual Property Rights.

     4.14      PRODUCT  WARRANTIES;  DEFECTS.  Each  product  and  service sold,
               -----------------------------
manufactured, licensed, leased or delivered by the Seller in connection with the Business has been in substantial conformity with all applicable contractual commitments and all express warranties made by the Seller and there is, to the best of Seller's knowledge, no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any such contractual commitments or express warranties for replacement or repair thereof or other damages in connection therewith. No service or product manufactured, sold, licensed, leased or delivered by the Seller in connection with the Business is subject to any guaranty, warranty, or other indemnity beyond the Seller's applicable standard terms and conditions of sale, lease or licensing (as set forth in written agreements that Seller has delivered to the Buyer) or beyond that imposed by applicable law.

     4.15      ASSIGNED  CONTRACTS.
               -------------------

               4.15.1     Exhibit  B  identifies  and  provides  an accurate and
                          ----------
complete description of each Assigned Contract. The Seller has delivered to the Buyer accurate and complete copies of all Contracts identified in Exhibit B,
                                                                      ---------
including all amendments thereto. Each Contract is valid and in full force and effect.

               4.15.2 Except as set forth in Section 4.15 of the Seller's Disclosure Schedule: (i) no party has violated or breached, or declared or committed any default under, any Assigned Contract; (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Assigned Contract, (B) give any party the right to declare a default or exercise any remedy under any Assigned Contract, (C) give any party the right to accelerate the maturity or performance of any Assigned Contract, or (D) give any party the right to cancel, terminate or modify any Assigned Contract; (iii) the Seller has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Business Contract; and (iv) the Seller has not waived any right under any Business Contract.

               4.15.3 Except as set forth in Section 4.15 of the Seller's Disclosure Schedule, the Seller has never guaranteed or otherwise agreed to cause, insure or become liable for, and the Seller has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other party.

               4.15.4 No party is renegotiating, or has the right to renegotiate, any amount paid or payable to the Seller under any Assigned
Contract  or  any  other  term  or  provision  of  any  Assigned  Contract.

               4.15.5 The Seller has no knowledge of any basis upon which any party to any Assigned Contract may object to (i) the assignment to the Buyer of any right under such Assigned Contract, or (ii) the delegation to or performance by the Buyer of any obligation under such Assigned Contract.

     4.16      GOVERNMENT CONTRACTS.  Seller is not, and has not been a party to
               --------------------
any contract or arrangement with any foreign or U.S. federal, state or local government agency relating to the Business other than those identified on
Section  4.16  of  Seller's  Disclosure  Schedule.

     4.17      ORAL  CONTRACTS.  Except as set forth on Section 4.17 of Seller's
               ---------------
Disclosure Schedule, Seller is not, and has not been a party to any material contract or arrangement that has not been set forth in a written contract (a copy of which has been delivered by Seller to the Buyer).

     4.18      LIABILITIES.
               -----------

               4.18.1 Set forth on Section 4.18 of Seller's Disclosure Schedule are all Liabilities of Seller that are fixed or determinable or otherwise includable in a balance sheet presentation of liabilities of the Company prepared in a manner consistent with prior periods and which materially represents the liabilities of the Company. There are no contingent liabilities of Seller except as set forth on Section 4.18 of Seller's Disclosure Schedule, except for obligations under the Assigned Contracts listed on Exhibit B, to the
                                                               ---------
extent that the existence of such obligations is ascertainable solely by reference to such Assigned Contracts.

               4.18.2 Section 4.18 of Seller's Disclosure Schedule: (i) provides an accurate and complete breakdown and aging of the accounts payable of the Seller; (ii) provides an accurate and complete breakdown of any customer deposits or other deposits held by the Seller as of the date of this Agreement; and (iii) provides an accurate and complete breakdown of all notes payable and other indebtedness of the Seller as of the date of this Agreement.

     4.19      FAIR  VALUE.  Seller's  Board of Directors has determined in good
               -----------
faith that the Purchase Price represents the fair market value of the Purchased Assets. No order has been made, no petition presented, or resolution passed for the winding-up of Seller, or then appointment of any trustee or for the benefit of creditors or the preparation or commencement of any bankruptcy or insolvency proceeding nor has any resolution been passed, agreement entered into, or term sheet or letter of intent approved by Seller with respect to a future sale or disposition of material assets of Seller other than pursuant to this Agreement.

     4.20      NO  BROKERS.  No  broker, finder or investment banker is entitled
               -----------
to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or its Affiliates.

     4.21      FULL  DISCLOSURE.  All of the representations and warranties made
               ----------------
by Seller under this ARTICLE 4 of this Agreement (as qualified by Seller's Disclosure Schedule attached hereto) and in the certificates delivered by Seller to the Buyer at the Closing are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     The Buyer represents and warrants to Seller that each of the representations, warranties and statements contained in the following sections of this ARTICLE 5 is true and correct as of the date hereof and will be true and correct as of the Closing Date.

     5.1       ORGANIZATION  AND GOOD STANDING.  The Buyer is a corporation duly
               -------------------------------
organized, validly existing and in good standing under the laws of the State of Texas.

     5.2       AUTHORIZATION OF TRANSACTION.  The Buyer has full corporate power
               ----------------------------
and authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the Buyer Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Buyer Ancillary Agreements have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by the Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against the Buyer in accordance with its terms.

     5.3       NO  CONFLICT.  The  execution,  delivery  and performance of this
               ------------
Agreement do not (a) violate or conflict with the Articles of Incorporation or Bylaws of the Buyer, or (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Buyer except such conflicts or violations as would not prevent or delay the Buyer from consummating the transactions contemplated by this Agreement.

                                    ARTICLE 6

                              ADDITIONAL COVENANTS

     6.1       BOOKS  AND  RECORDS.  If,  in order to properly prepare documents
               -------------------
required to be filed with governmental authorities (including taxing authorities) or its financial statements, it is necessary that either party hereto or any successors be furnished with additional information relating to the Purchased Assets, the Assumed Liabilities or the Business, and such information is in the possession of the other party hereto, such party agrees to use its reasonable efforts to furnish such information to such other party, at the cost and expense of the party being furnished such information.

     6.2       CONFIDENTIALITY.  All  copies of financial information, marketing
               ---------------
and sales information, pricing, marketing plans, business plans, financial and business projections, customer lists, methodologies, inventions, software, know-how, product designs, product specifications and drawings, and other confidential and/or proprietary information of the Seller related to the
Business or any of the Purchased Assets, including but not limited to the Software, the Documentation and the Intellectual Property Rights (collectively, "SELLER'S CONFIDENTIAL INFORMATION") will, be held by Seller in strict confidence and, at all times following the Closing, will not be used or disclosed by Seller to any third party and, upon the Buyer's request, will be promptly destroyed by the Seller or delivered to the Buyer; except that the
                                                                 ------ ----
Seller may use internally copies of Business Records that it is entitled to retain under Section 6.2 hereof solely to prepare and file tax returns and prepare Seller's financial statements. It is agreed that Sellers' Confidential Information will not include information that is now, or later becomes, part of
                  ---
the general public knowledge, other than as a result of a breach of this Agreement by Seller.

     6.3       REGULATORY  AND  OTHER  AUTHORIZATIONS;  CONSENTS.
               -------------------------------------------------

               6.3.1     Efforts.  Each  of  Seller  and  the Buyer will use its
                         -------
respective best efforts to obtain all authorizations, consents, orders and approvals of all federal, state and local regulatory bodies, courts and officials that may be or become necessary for the execution and delivery of, and the performance of its obligations pursuant to, this Agreement or any other agreements required to be entered into by such party pursuant to this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals.

               6.3.2     Communication.  Seller  on  the one hand, and the Buyer
                         -------------
on the other hand, will promptly inform the other of any material communication between such party and any federal, state, local or foreign government or governmental authority or court regarding any of the transactions contemplated by this Agreement and the Ancillary Agreements. If either Seller, the Buyer or any Affiliate thereof receives a request for additional information or for documents or any material from any such government or governmental authority with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Further, no written materials will be submitted by either Seller or the Buyer to any federal, state, or local governmental agency, nor will any oral communications be initiated with such governmental entities by a party, without prior disclosure to and coordination with the other party and its counsel.

     6.4       FURTHER ACTIONS.  From and after the Closing, each of the parties
               ---------------
hereto will execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions of this Agreement or any other agreements required to be entered into by such party pursuant to this Agreement and give effect to the transactions contemplated by this Agreement and such other agreements.

     6.5       FURNISHING  OF  OUTSTANDING  BUSINESS  PROPOSALS.  Prior  to  or
               ------------------------------------------------
concurrently with the Closing, Seller will furnish to the Buyer with copies of all business proposals (including names and status of discussions with prospective customers and strategic partners) that are pending or outstanding with respect to the Business.

     6.6       NON-COMPETITION  AND  OTHER  COVENANTS.
               --------------------------------------

               6.6.1     Agreement  Not  to  Compete.  For a period of three (3)
                         ---------------------------
years  after the Closing Date, neither the Seller, nor any individuals listed in
Section 3.2.12 of Seller's Disclosure Schedule shall be engaged or interested in any business which competes directly with the business of the Buyer as is currently conducted, or in those states in which the Buyer or its Affiliates has specific plans to conduct business and the Seller or the individuals listed in
Section 3.2.14 of Seller's Disclosure Schedule have knowledge of such plans at, or prior to the Closing. Each of the Seller and the individuals listed in
Section 3.2.12 of Seller's Disclosure Schedule shall be deemed to be interested in a business if he, she or it is engaged or interested in that business as a stockholder, director, officer, employee, salesman, sales representative, agent, partner, individual proprietor, consultant or otherwise, but not if such interest is limited solely to ownership of 2% or less of the equity or debt securities of any class of a corporation whose shares are listed for trading on a national securities exchange or traded in the over the counter market.

     Nothing in this Section 6.6.1, shall be construed as to prohibit any of the individuals identified on Section 3.2.12 of Seller's Disclosure Schedule from being or remaining "interested" in the Bluegate Business as currently conducted by the Seller or any business which provides internet connectivity, managed services, security, network and software applications specifically designed to aid healthcare providers in their efforts to comply with HIPAA regulations, provided, that, such individual's "interest" does not result in the individual
--------   ----
engaging, or assisting any person within that business, in the establishment, development, management, operations or sales efforts of the business (including any line of business, affiliate, parent or subsidiary) in providing internet service(s) for the purpose of providing connectivity to the internet.

               6.6.2     Non-solicitation.  For  a  period  of  three  (3) years
                         ----------------
after  the  Closing  Date,  neither the Company, nor any individual listed on in
Section  3.2.12  of  Seller's Disclosure Schedule shall, directly or indirectly,
(a) cause or attempt to cause any customer, client, account or vendor, or prospective customer, client, account or vendor to divert, terminate, limit or in any manner modify or fail to enter into any actual or potential business relationship with the Buyer, or (b) divert, solicit or employ, or attempt to divert, solicit or employ, any of the individuals listed on Section 3.2.12 of the Seller's Disclosure Schedule. For purposes of this 6.6, a prospective customer, client, account or vendor shall mean any customer, client, account or vendor that the Seller was involved with or any individual listed in Section
3.2.12 of Seller's Disclosure Schedule had knowledge of in his or her position with the Seller for the twelve month period prior to the Closing Date.

               6.6.3     Necessary  and  Reasonable.  The Seller agrees that the
                         --------------------------
covenants provided for in Section 6.6 hereof are necessary and reasonable in order to protect the Buyer in the conduct of its business, to protect the trade secrets and other proprietary information of the Buyer and to protect the Buyer in the utilization of the assets, tangible and intangible, including the goodwill of the Buyer.

               6.6.4     Internet Services Agreement.  The Buyer and Seller will
                         ---------------------------
enter into an agreement pursuant to which Buyer will purchase internet connectivity services, in the form attached hereto as Exhibit K.
                                                              ----------

                                    ARTICLE 7

                                   TAX MATTERS

     7.1       TAXES  RELATED  TO  SALE  OF  PURCHASED  ASSETS.  Seller shall be
               -----------------------------------------------
responsible for, and shall pay all excise, value added, registration, stamp, property, documentary, transfer, sales, use and similar Taxes, levies, charges and fees incurred, or that may be payable to any taxing authority, in connection with the transactions (including without limitation the sale, transfer, and delivery of the Purchased Assets) contemplated by this Agreement (collectively, "TRANSACTION TAXES"). Seller shall be responsible for preparing and filing any tax return relating to such Transaction Taxes and shall provide a copy of such return to the Buyer. The Buyer and Seller agree to cooperate in minimizing the amount of any such Transaction Taxes and in the filing of all necessary documentation and all Tax returns, reports and forms with respect to all such Transaction Taxes, including any available pre-Closing filing procedures.

     7.2       OTHER TAXES.  Except as provided in Section 7.1 above, (i) Seller
               -----------
shall be responsible for and shall pay any and all Taxes with respect to the Purchased Assets relating to all periods (or portions thereof) ending on or prior to the Closing Date, and (ii) the Buyer shall be responsible for and shall pay any and all Taxes with respect to the Purchased Assets relating to all periods (or portions thereof) ending after the Closing Date.

                                    ARTICLE 8

                            CONDITIONS TO THE CLOSING

     8.1       CONDITIONS  TO  OBLIGATIONS OF SELLER.  The obligations of Seller
               -------------------------------------
to consummate the transactions contemplated by this Agreement will be subject to the fulfillment (or waiver by Seller in writing), at or prior to the Closing, of each of the following conditions:

               8.1.1     Accuracy  of  Representations  and  Warranties:  The
                         -----------------------------------------------
representations and warranties of the Buyer contained in ARTICLE 5 of this Agreement will be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, (other than such representations and warranties as are expressly made as of another date) and Seller will have received a certificate to such effect, dated as of the Closing Date, executed by a duly authorized representative of the Buyer.

               8.1.2     Compliance with Covenants.  All the covenants contained
                         -------------------------
in this Agreement to be complied with by the Buyer on or before the Closing will have been complied with and Seller will have received a certificate to such effect, dated as of the Closing Date, executed by a duly authorized representative of the Buyer.

               8.1.3     No  Adverse  Order.  No  federal  or state governmental
                         ------------------
authority or other agency or commission or federal or state court of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions.

               8.1.4     No  Litigation.  No  suit,  claim,  cause  of  action,
                         --------------
arbitration, investigation or other proceeding contesting, challenging or seeking to alter or enjoin or adversely affect the sale and purchase of the Purchased Assets or any other transaction contemplated hereby will be pending or threatened.

               8.1.5     Assumption  Agreement.  Seller  shall  have  received a
                         ---------------------
counterpart of the Assumption Agreement, executed on behalf of the Buyer by a duly authorized representative of the Buyer.

               8.1.6     Other  Deliveries.  The  Buyer will have made the other
                         -----------------
deliveries  required  of  it  by  Section  3.3  hereof.

     8.2       CONDITIONS  TO  OBLIGATIONS OF THE BUYER.  The obligations of the
               ----------------------------------------
Buyer to consummate the transactions contemplated by this Agreement will be subject to the fulfillment to the satisfaction of the Buyer (or waiver by the Buyer in writing), at or prior to the Closing, of each of the following conditions:

               8.2.1     Closing  Date  Balance  Sheet.  Seller  shall  have
                         -----------------------------
delivered a balance sheet of Seller prepared in a manner consistent with prior periods and which materially represents the financial status of the Company and dated as of the Closing Date (the "CLOSING DATE BALANCE SHEET"), accompanied by a certificate from a duly authorized officer of Seller, as of the Closing Date as to the preparation and delivery of the Closing Date Balance Sheet.

               8.2.2     Accuracy  of  Representations  and  Warranties.  The
                         ----------------------------------------------
representations and warranties of Seller contained in ARTICLE 4 of this Agreement will be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing (other than such representations and warranties that are expressly made as of another date), and the Buyer will have received a certificate to such effect, dated as of the Closing Date, executed by a duly authorized officer of Seller.

               8.2.3     Compliance with Covenants.  All the covenants contained
                         -------------------------
in this Agreement to be complied with by Seller on or before the Closing will have been complied with, and the Buyer will have received a certificate of Seller to such effect, dated as of the Closing Date, signed by a duly authorized officer of Seller.

               8.2.4     Seller's  Outstanding  Business Proposals.  Seller will
                         -----------------------------------------
have furnished to the Buyer copies of all business proposals outstanding, if any, for the Seller's utilization of the Purchased Assets.

               8.2.5     No  Order.  No  federal or state governmental authority
                         ---------
or other agency or commission or federal or state court of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making any of the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions.

               8.2.6     No  Litigation.  No  suit,  claim,  cause  of  action,
                         --------------
arbitration, investigation or other proceeding contesting, challenging or seeking to alter, enjoin or adversely affect the sale and purchase of the Purchased Assets or any other transaction contemplated hereby will be pending or threatened.

               8.2.7     Release  of Encumbrances.  Any Encumbrance with respect
                         ------------------------
to any Purchased Asset shall have been released to the satisfaction of the Buyer.

               8.2.8     Third  Party  Consents.  Seller  will have obtained and
                         ----------------------
delivered to the Buyer all consents, waivers and approvals from third parties and governmental entities necessary to effect the assignment and transfer to the Buyer of the Purchased Assets free and clear of all Encumbrances and the assignment to the Buyer of all Assigned Contracts, including without limitation, those consents listed on Section 4.5 of Seller's Disclosure Schedule.

               8.2.9     No  Other  Action.  No order has been made, no petition
                         -----------------
presented, or resolution passed for the winding-up of Seller, or the appointment of any trustee for the benefit of creditors or the preparation or commencement of any bankruptcy or insolvency proceeding.

               8.2.10    Other  Deliveries.  Seller  will  have  made  the other
                         -----------------
deliveries  required  by  Section  3.2  and  6.6.4  hereof.

                                    ARTICLE 9

                        POST-CLOSING COVENANTS OF SELLER

     9.1       NO  TRANSFER.  Seller  agrees  that  it  shall  not sell, pledge,
               ------------
hypothecate, assign or otherwise transfer, directly or indirectly, legally or beneficially, this Agreement or any benefit hereunder.

     9.2       PAYMENTS  TO  THE  BUYER.  In  the event that Seller receives any
               ------------------------
payments that relate to any Assigned Contracts or otherwise relate to the Purchased Assets, Seller shall immediately deliver such payment by certified mail or reputable overnight delivery service to the Buyer at the address set forth in 11.1.

     9.3       ADDITIONAL  PAYMENTS.  At  such time as the Additional Payment is
               --------------------
made, Buyer will deliver to Seller, a detailed accounting evidencing the receipt of payment by Buyer of the Accounts Receivable underlying the Additional Payment.

     9.4       CUSTOMER  AND  OTHER  BUSINESS RELATIONSHIPS.  After Closing, the
               --------------------------------------------
Seller will cooperate with the Buyer in its efforts to maintain the Buyer's customer relationships pursuant to the Assigned Contracts. Seller will satisfy the Excluded Liabilities in a manner which is not detrimental to any of such relationships. The Seller will refer to the Buyer all inquiries relating to the Purchased Assets. Neither the Seller nor any of its officers, employees, agents, or shareholders, shall take any action which would tend to diminish the value of the Purchased Assets after Closing or that would interfere with the business of the Buyer to be engaged in after the Closing Date, including, without limitation, disparaging the name or business of the Buyer.

                                   ARTICLE 10

                                 INDEMNIFICATION

     10.1      LOSS  DEFINED; INDEMNITEES.  For purposes of this ARTICLE 10, the
               --------------------------
term "LOSS" will mean and include any and all liability, loss, damage, claim, expense, cost, fine, fee, penalty, obligation or injury including, without limitation, those resulting from any and all claims, actions, suits, demands, assessments, investigations, judgments, awards, arbitrations or other proceedings, together with reasonable costs and expenses including the reasonable attorneys' fees and other legal costs and expenses relating thereto. As used in this ARTICLE 10, the term "BUYER INDEMNITEES" means and includes the Buyer and any present or future officer, director, employee, Affiliate, stockholder or agent of the Buyer; and the term "SELLER INDEMNITEE" means and includes any present or future officer, director, employee, Affiliate, stockholder or agent of Seller.

     10.2      INDEMNIFICATION  BY  SELLER.  Seller agrees, subject to the other
               ---------------------------
terms, conditions and limitations of this Agreement (including the provisions of ARTICLE 10 hereof), to indemnify the Buyer and any Buyer Indemnitee against, and to hold the Buyer and each Buyer Indemnitee harmless from, all Loss arising out of:

                         (a)  the  failure  of any representation or warranty of
Seller contained in ARTICLE 4 of this Agreement or any certificate delivered pursuant to this Agreement, to be true and correct as of the Closing Date or the breach or violation of any covenant of Seller made herein;

                         (b)  any  of the Excluded Assets or any of the Excluded
Liabilities;

                         (c)  the  operation  of  the  Business or the Purchased
Assets by Seller at any time or times on or prior to the Closing Date (including without limitation any and all Taxes arising out of, or payable with respect to, Seller's business operations through the Closing Date);

                         (d)  any  failure  of  Seller  to  pay  the Transaction
Taxes;

                         (e)  liability  for  noncompliance with any bulk sales,
bulk transfer or similar laws applicable to the transactions contemplated by this Agreement (Seller's compliance with which is hereby waived by the Buyer) or any claims asserting that any transactions contemplated by this Agreement constitute a fraudulent conveyance or similar claim;

                         (f)  any  demand,  claim,  debt, suit, cause of action,
arbitration or other proceeding (including, but not limited to, a warranty claim, a product liability claim or any other claim) that is made or asserted by any third party that relates to any product or service that was sold, licensed or otherwise provided by Seller;

                         (g)  any  demand, claim, debt, suit, cause of action or
proceeding made or asserted by a shareholder, creditor, receiver, or trustee in bankruptcy of Seller, or of the property or assets of either, asserting that the transfer of the Purchased Assets to the Buyer hereunder constitutes a fraudulent conveyance, fraudulent transfer or a preference under any applicable state or federal law, including but not limited to the United States Bankruptcy Code;

                         (h)  any  demand, claim, debt, suit, cause of action or
proceeding made or asserted by any employee or independent contractor of Seller or any of its Affiliates or any former employee or independent contractor of Seller or any of its Affiliates, that relates in any manner to any termination by Seller or an Affiliate of Seller of such person's employment or the services of such employee or independent contractor or any other matter relating to the employment of such employee or independent contractor by Seller or an Affiliate of Seller;

                         (i)  Seller's  termination  of  the  contractual
relationship with any Contractor and the employment of any of employees at any time prior to, on or after the Closing Date and any failure by Seller to pay or withhold any Taxes payable with respect to Seller's employment of any employee; and

                         (j)  any Liability under WARN or other applicable state
or local statute or regulation affecting termination of employment of employees ("WARN LIABILITY").

     10.3      INDEMNIFICATION  BY  BUYER.  Buyer  agrees,  subject to the other
               --------------------------
terms, conditions and limitations of this Agreement (including the provisions of ARTICLE 10 hereof), to indemnify the Seller and any Seller Indemnitee against, and to hold the Seller and each Seller Indemnitee harmless from, all Loss arising out of the failure of any representation or warranty of Buyer contained in ARTICLE 4 of this Agreement or any certificate delivered pursuant to this Agreement, to be true and correct as of the Closing Date or the breach or violation of any covenant of Buyer made herein.

     10.4      PROCEDURES  FOR INDEMNIFICATION.  As used herein, an "INDEMNIFIED
               -------------------------------
PARTY" means a party seeking indemnification pursuant to ARTICLE 10, and the term "INDEMNIFYING PARTY" means the party who is obligated to provide indemnification under ARTICLE 10. The

Indemnified Party agrees to give the Indemnifying Party prompt written notice of any event, or any claim, action, suit, demand, assessment, investigation, arbitration or other proceeding by or in respect of a third party (a "THIRD-PARTY CLAIM") of which it has knowledge, for which such Indemnifying Party is entitled to indemnification under this ARTICLE 10. In the case of a Third-Party Claim, the Indemnifying Party will have the right to direct, through counsel of its own choosing, the defense or settlement of any such Third-Party Claim at its own expense. In such case the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party will be paid by the Indemnified Party. The Indemnified Party will promptly provide the Indemnifying Party with access to the Indemnified Party's records and personnel relating to any such Third-Party Claim during normal business hours and will otherwise cooperate with the Indemnifying Party in the defense or settlement of such Third-Party Claim, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket costs and expenses incurred in providing such access, personnel and cooperation. Upon assumption of the defense of any such Third-Party Claim by the Indemnifying Party, the Indemnified Party will not pay, or permit to be paid, any part of any claim or demand arising from such Third-Party Claim, unless the Indemnifying Party consents in writing to such payment (which consent will not be unreasonably withheld) or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnified Party is entered against the Indemnified Party for such liability. No such Third-Party Claim may be settled by the Indemnifying Party without the written consent of the Indemnified Party, which consent will not be unreasonably withheld. If the Indemnifying Party fails to defend or fails to prosecute or withdraws from such defense, then the Indemnified Party will have the right to undertake the defense or settlement thereof, at the Indemnifying Party's expense. If the Indemnified Party assumes the defense of any such Third-Party Claim pursuant to this ARTICLE 10 and proposes to settle such Third-Party Claim prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party will give the Indemnifying Party prompt written notice thereof and the Indemnifying Party will have the right to participate in the settlement or assume or reassume the defense of such Third-Party Claim.

     10.5      LIMITATIONS ON INDEMNIFICATION.   Notwithstanding anything herein
               ------------------------------
to the contrary, no claim for indemnification under this ARTICLE 10 may be brought after the twelve (12) month period following the Closing Date; provided, however, that claims for indemnification relating to Taxes (including without limitation Transaction Taxes) may be brought at any time prior to the expiration of the applicable statute of limitation.

                                   ARTICLE 11

                               GENERAL PROVISIONS

     11.1      NOTICES.  All  notices  and  other  communications  given or made
               -------
pursuant hereto will be in writing and will be deemed to have been duly given or made (a) as of the date delivered, if delivered personally or by overnight courier, (b) on the third Business Day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), or
(c) when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in clauses (a) or (b) above), and, in each case to the parties at the following addresses or facsimile number (or at such other address for a party as will be specified by like notice, except that notices of changes of address will be effective upon receipt):

          (a)  If to Buyer:

                    DFW Internet Services, Inc.
                    c/o Mobilepro Corp.
                    6701 Democracy Blvd., Suite 300
                    Bethesda, MD  20817
                    Attention:  Jay O. Wright, CEO
                    Facsimile:  (301) 315-9027

               With a copy (which will not constitute notice) to:

                    Schiff Hardin LLP
                    1101 Connecticut Ave., N.W., Suite 600
                    Washington, D.C.  20036
                    Attention:  Ernest M. Stern, Esq.
                    Facsimile:  (202) 778-6460

          (b)  If to the Company:

                    701 North Post Oak Road
                    Suite 630
                    Houston, TX  77024
                    Attention: Manfred Sternberg
                    Facsimile:

               With a copy (which will not constitute notice) to:

                    Dana Kirkpatrick
                    Manfred Sternberg & Associates, PC
                    701 N. Post Oak Road, Suite 640
                    Houston, Texas 77024
                    Facsimile:  713-622-9899

     For purposes of this Agreement, a "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banking organizations in Washington, D.C. are authorized or required by law to close.

     11.2      EXPENSES.  All  fees,  costs  and expenses incurred in connection
               --------
with this Agreement and the transactions contemplated hereby will be paid by the party incurring such fees, costs and expenses.

     11.3      ENTIRE  AGREEMENT.  This Agreement, the Ancillary Agreements, the
               -----------------
schedules and exhibits attached hereto and the Disclosure Schedules (including all schedules thereto), constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings with respect to the subject matter hereof, both written and oral.

     11.4      AMENDMENT/WAIVER.  This  Agreement may not be amended or modified
               ----------------
except by an instrument in writing signed by the Buyer and Seller. Waiver of any term or condition of this Agreement will only be effective if an to the extent documented in a writing signed by the party making or granting such waiver and will not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to enforce any provision hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     11.5      PUBLIC  ANNOUNCEMENTS.  Except  as  may  otherwise be required by
               ---------------------
law, Seller will not make any public announcements with respect to this Agreement or the transactions contemplated herein or otherwise communicate with any news media without prior notification to the Buyer, and, to the maximum extent practicable, the parties will consult with each other before holding any press conferences, analyst calls or other meetings or discussions and before issuing any press release or other public announcements with respect to the transactions contemplated by this Agreement. The parties will provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, and will not issue any such press release or other public announcement or statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement will be mutually agreed upon prior to the issuance thereof. In addition, the Company will, and will cause its Subsidiaries to consult with Buyer regarding communications with customers, members and employees relating to the transactions contemplated by this Agreement.

     11.6      NO  THIRD-PARTY  BENEFICIARIES.  This  Agreement  is for the sole
               ------------------------------
benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for the indemnification rights of the Indemnified Persons under ARTICLE 10.

     11.7      ASSIGNMENT.  This  Agreement will not be assigned by the Buyer or
               ----------
Seller without the prior written consent of the other party and any purported assignment without such consent will be void; except, that the Buyer may,
                                                     ------
without Seller's consent, assign all or a portion of its rights and obligations hereunder (including rights and obligations under the Ancillary Agreements) (i) to any of its majority-owned subsidiaries, (ii) by operation of law, or (iii) in connection with any merger, consolidation or sale of all or substantially all of the Buyer's assets used in the business in which the Buyer uses the Purchased Assets or in connection with any similar transaction; provided, however, that no
                                                      --------  -------
such assignment by the Buyer shall relieve the Buyer of any of its obligations under this Agreement, including the obligation to pay the Closing Payment and the obligations under the Note.

     11.8      GOVERNING LAW.  This Agreement will be governed by, and construed
               -------------
in accordance with, the Laws of the State of Texas applicable to contracts executed in and to be performed entirely within that State.

     11.9      CONSENT TO JURISDICTION.  Each of the parties hereto (a) consents
               -----------------------
to submit itself to the personal jurisdiction of any federal court located in the State of Texas or any Texas state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Texas or a Texas state court..

     11.10     HEADINGS;  INTERPRETATION.  The  headings  contained  in  this
               -------------------------
Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement, they will be understood to be followed by the words "WITHOUT LIMITATION."

     11.11     CONSTRUCTION.  In the event of an ambiguity or question of intent
               ------------
or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     11.12     COUNTERPARTS.  This  Agreement  may  be  executed  in one or more
               ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which will constitute one and the same agreement."

     11.13     SEVERABILITY.  If  any  term or other provision of this Agreement
               ------------
is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

     11.14     ATTORNEYS'  FEES.  Should suit be brought to enforce or interpret
               ----------------
any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable, reasonable attorneys' fees to be fixed by the court (including costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     11.15     SPECIFIC PERFORMANCE.  Buyer and Seller each acknowledge that, in
               --------------------
view of the uniqueness of the Purchased Assets, the Business and the transactions by this Agreement and the Seller Ancillary Agreements, a party would not have adequate remedy at law for money damages if this Agreement or any Seller Ancillary Agreement is not performed in accordance with its respective terms. Each party to this Agreement therefore agrees that the other party hereto shall be entitled to specific enforcement of the terms of this Agreement and any Seller Ancillary Agreement in addition to any other remedy to which it may be entitled, at law or in equity/

     11.16     CONFIDENTIALITY.  Buyer  and Seller each recognize that they have
               ---------------
received and will receive confidential information concerning the other during the course of the negotiations and preparations. Accordingly, Buyer and Seller each agree (a) to use its respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Asset Purchase and related transactions. The obligations of this section will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure,
(iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party or (iv) is required to be disclosed by law..

     11.17     PASSAGE  OF TITLE AND RISK OF LOSS.  Legal title, equitable title
               ----------------------------------
and risk of loss with respect to the Purchased Assets shall not pass to Buyer until the property or right is transferred at the Closing and possession thereof is delivered to Buyer.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                        CRESCENT COMMUNICATIONS, INC.


                                        By:_____________________________________
                                            Name: Manfred Sternberg
                                            Title:


                                        DFW INTERNET SERVICES, INC.


                                        By:_____________________________________
                                            Name:   Jay O. Wright
                                            Title:  Chief Executive Officer


                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                    EXHIBIT A
                                    ---------

                                    SOFTWARE

                                      NONE

                                    EXHIBIT B
                                    ---------

ASSIGNED CONTRACTS

                                     Vendor



MAINTENANCE AND SUPPORT CONTRACTS FOR CUSTOMERS LISTED ON A/R

                                    EXHIBIT C
                                    ---------

                                      NOTE

                                    EXHIBIT D
                                    ---------

                                  BILL OF SALE

                                    EXHIBIT E
                                    ---------

                              ASSUMPTION AGREEMENT

                                    EXHIBIT F
                                    ---------

                           DOMAIN TRANSFER AGREEMENTS

                                    EXHIBIT G
                                    ---------

                                     OPINION

                                    EXHIBIT H
                                    ---------

                            NON-COMPETITION AGREEMENT

                                    EXHIBIT I
                                    ---------

                     OFFER LETTERS AND CONSULTING AGREEMENTS

                                    EXHIBIT J
                                    ---------

                               SUBLEASE AGREEMENT

                                    EXHIBIT K
                                    ---------

                           INTERNET SERVICES AGREEMENT